Exhibit 99.1

BriteSmile Reports 2005 Results

WALNUT CREEK, Calif., April 17 /PRNewswire-FirstCall/ -- BriteSmile, Inc. (Nasdaq: BSML), a leading provider of state-of-the-art teeth-whitening systems, today released results for the quarter and year ended December 31, 2005. BriteSmile (the “Company”) determined to sell its business operations in 2005. The Company sold its Associated Center business in March 2006 and signed an agreement in January 2006 to sell its Center business, which it expects to close in April 2006. As a result of the Company’s determination to sell its operations, the financial information included in this release is presented in two different formats. First, it is presented on a continued operations basis reflecting a full operating statement and balance sheet consistent with the presentation of prior quarters in 2005. Second, it is presented on a discontinued operations basis, reflecting all revenue and associated operating expenses condensed into gain or loss from discontinued operations, as well as assets and liabilities held for sale on the balance sheet. The discontinued operations basis is disclosed and explained fully in the Company’s Form 10-K recently filed with the Securities and Exchange Commission.

The following paragraphs summarize the results for the fourth quarter and full year of 2005 on a continuing operations basis. It should be noted that there were 14 weeks and 53 weeks, respectively, in the Company’s fiscal fourth quarter and full year 2005, compared to 13 weeks and 52 weeks in 2004. The additional week in 2005 resulted from the Company’s accounting policy to end the fiscal year on the last Saturday of each year.

Total revenue for the fourth quarter of 2005 was $10.2 million, up 6% compared to $9.6 million in the fourth quarter of 2004. The net loss in the quarter was $(3.3) million or $(0.31) per share, compared with a loss of $(3.3) million or $(0.32) in the same quarter last year.

Earnings in the fourth quarter of 2005, before interest, tax, depreciation, and amortization (EBITDA), were $(0.7) million. This compares to an EBITDA of $(2.4) million in the fourth quarter of 2004. EBITDA is a non- GAAP financial measure. It reflects operating income excluding depreciation and amortization of approximately $1.6 million and $1.7 million in the fourth quarter of 2005 and 2004, respectively. More information regarding this non- GAAP financial measure, and a reconciliation of EBITDA to net loss, the most directly comparable GAAP measure, is provided below.

Total revenue for fiscal year 2005 was $40.0 million, down 13% compared to $46.0 million in 2004.

The net loss in fiscal year 2005 was $(17.8) million or $(1.69) per share, compared with a loss of $(7.8) million or $(0.76) per share in 2004.

EBITDA in fiscal year 2005 was $(11.1) million. This compares to an EBITDA of $(1.2) million in 2004. EBITDA in 2005 and 2004 reflects operating income excluding depreciation and amortization of approximately $6.5 million and $6.8 million, respectively.

BriteSmile will not have an earnings conference call this quarter. Please consult the Company’s Form 10-K recently filed with the SEC for more information regarding 2005 results and the recent events related to the sale of BriteSmile’s businesses.

This release, other than historical information, consists of forward- looking statements that involve risks and uncertainties such as the Company’s ability to close the sale of its Center division. Readers are referred to the documents filed by BriteSmile with the Securities and Exchange Commission, specifically the Company’s most recent reports on Forms 10-K and 10-Q, that identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. BriteSmile and its affiliates disclaim any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Information

BriteSmile provides non-GAAP EBITDA or earnings before interest, taxes, depreciation and amortization as additional information for its operating results. These measures are not in accordance with, or an alternative for financial measures calculated in accordance with generally accepted accounting principles, including net income or loss, the most directly comparable GAAP measure, and may be different from non-GAAP measures used by other companies. BriteSmile’s management believes this non-GAAP measure is useful to investors because of: (i) the significant amount of non-cash depreciation and amortization incurred by the Company in its operating results ($6.5 million in 2005 and $6.8 million in 2004) and (ii) a mark-to-market gain in financial instruments relating to the December 2004 convertible debt offering is a significant non-operating and non-cash impact on earnings (mark-to-market gains were $3.8 million in 2005 and $1.1 million in 2004). Investors are cautioned that the items excluded from EBITDA are significant components in understanding and assessing BriteSmile’s financial performance.

BriteSmile, Inc.
Condensed Consolidated Statements of Operations Data
Continuing Operations Basis
(unaudited)
($ in thousands, except share data)

	14 Weeks Ended Dec 31, 2005	13 Weeks Ended Dec 25, 2004	53 Weeks Ended Dec 31, 2005	52 Weeks Ended Dec 25, 2004

REVENUES:
Center whitening fees, net	$4,675	$3,517	$17,434	$17,107
Associated Center whitening fees, net	3,889	4,473	16,741	21,081
Product and other revenue	1,629	1,602	5,821	7,781
Total revenues, net	10,193	9,592	39,995	45,969
OPERATING COSTS AND EXPENSES:
Operating and occupancy costs	4,325	4,696	18,078	17,361
Selling, general and administrative expenses	6,570	7,259	32,719	29,360
Research and development expenses	45	59	266	484
Total Operating Costs and Expenses, excluding depreciation and amortization	10,940	12,014	51,064	47,205
Operating income (loss) before depreciation and amortization (EBITDA)	(747)	(2,422)	(11,069)	(1,236)
Depreciation and amortization	1,627	1,708	6,498	6,750
Loss from operations	(2,374)	(4,130)	(17,567)	(7,986)
Gain (loss) on mark-to-market of convertible note instruments	18	1,060	3,811	1,060
Other income/(expense), net	(938)	(265)	(3,864)	(799)
Loss before income tax provision	(3,294)	(3,335)	(17,620)	(7,725)
INCOME TAX	1	6	152	95
Net loss	$(3,295)	$(3,341)	$(17,772)	(7,820)
BASIC AND DILUTED NET LOSS PER SHARE	$(0.31)	$(0.32)	$(1.69)	$(0.76)
WEIGHTED AVG SHARES - BASIC AND DILUTED	10,549,130	10,339,294	10,534,553	10,291,714

BRITESMILE, INC.
Reconciliation of Non-GAAP financial measures - EBITDA to Net Loss
CONTINUING OPERATIONS BASIS
(unaudited)
($ in thousands)

	14 Weeks Ended Dec 31, 2005	13 Weeks Ended Dec 25, 2004	53 Weeks Ended Dec 31, 2005	52 Weeks Ended Dec 25, 2004

Net loss	$(3,295)	$(3,341)	$(17,772)	$(7,820)
Add back: Other expense, net	938	265	3,864	799
Add back: Income tax expense	1	6	152	95
Add back: Depreciation and amortization	1,627	1,708	6,498	6,750
Gain from mark-to-market of financial instruments related to convertible debt	(18)	(1,060)	(3,811)	(1,060)
EBITDA	$(747)	$(2,422)	$(11,069)	$(1,236)

BRITESMILE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
($ in thousands, except share data)

	December 31, 2005	December 25, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,518	$18,880
Trade accounts receivable	1,675	2,118
Inventories	916	1,635
Prepaid expenses and other	1,296	704
Total current assets	9,405	23,337
PROPERTY AND EQUIPMENT, net	10,250	12,426
OTHER ASSETS	3,371	3,843
INTANGIBLES, net	4,816	5,469
TOTAL ASSETS	$27,842	$45,075
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,693	$5,182
Accrued liabilities	9,495	6,867
Deferred revenue	2,252	1,049
Current portion of long-term debt and capital lease obligations	14,585	3,062
Total current liabilities	30,025	16,160
LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	—	15,650
Other long term liabilities	268	683
Total long-term liabilities	268	16,333
Total liabilities	30,293	32,493
STOCKHOLDERS’ EQUITY:
Common stock	38	38
Additional paid-in capital	173,340	170,601
Accumulated deficit	(175,829)	(158,057)
Total shareholders’ equity	(2,451)	12,582
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,842	$45,075

BRITESMILE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA
DISCONTINUED OPERATIONS BASIS
(unaudited)
($ in thousands, except share data)

	53 Weeks Ended Dec 31, 2005	52 Weeks Ended Dec 25, 2004

REVENUES:
Center whitening fees, net	$—	$—
Associated Center whitening fees, net	—	—
Product and other revenue	—	—
Total revenues, net	—	—
OPERATING COSTS AND EXPENSES:
Operating and occupancy costs	—	—
Selling, general and administrative expenses	8,410	8,288
Research and development expenses	266	484
Depreciation and amortization	809	876
Total Operating Costs and Expenses	9,485	9,648
Gain (loss) on mark-to-market of convertible note instruments	3,811	1,060
Other income/(expense), net	(3,992)	(884)
Loss from continuing operations before income tax	(9,665)	(9,472)
INCOME TAX	152	95
Net loss from continuing operations	$(9,817)	(9,567)
Income (Loss) from discontinued operations, net of tax	(7,955)	1,747
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(17,772)	$(7,820)
BASIC AND DILUTED NET LOSS PER SHARE FOR CONTINUING OPERATIONS	$(0.93)	$(0.93)
BASIC AND DILUTED NET LOSS PER SHARE FOR DISCONTINUED OPERATIONS	$(0.76)	$0.17 1)
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(1.69)	$(0.76)
WEIGHTED AVERAGE SHARES - BASIC	10,534,553	10,291,714
WEIGHTED AVERAGE SHARES - DILUTED	10,534,553	11,073,098

1)	In 2004, the gain per common share for the discontinued operation was $0.17 for basic earnings per share and $0.16 for diluted earnings per share.

BRITESMILE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
DISCONTINUED OPERATIONS BASIS
(unaudited)
($ in thousands, except share data)

	December 31, 2005	December 25, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,504	$18,880
Assets held for sale	19,213	22,478
Prepaid expenses and other	750	638
Total current assets	25,467	41,996
PROPERTY AND EQUIPMENT, net	629	648
OTHER ASSETS	280	1,102
INVESTMENTS, RESTRICTED AS TO USE	1,466	1,329
TOTAL ASSETS	$27,842	$45,075
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,598	$5,027
Accrued liabilities	7,527	5,315
Accrual for store closures	403	155
Liabilities held for sale	4,678	3,526
Accrued interest due to a related party	264	—
Long-term debt with related party - current portion	6,024	100
Convertible debt - current portion	6,828	—
Convertible debt with related party - current portion	621	—
Financial instruments related to convertible dept - current portion	9	432
Capital lease obligation with related party - current portion	73	1,605
Total current liabilities	30,025	16,160
LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	—	15,650
Other long term liabilities	268	683
Total long-term liabilities	268	16,333
Total liabilities	30,293	32,493
STOCKHOLDERS’ EQUITY:
Common stock	38	38
Additional paid-in capital	173,340	170,601
Accumulated deficit	(175,829)	(158,057)
Total shareholders’ equity	(2,451)	12,582
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,842	$45,075

SOURCE  BriteSmile, Inc.
           -0-                                                  04/17/2006
           /CONTACT:  investors, Kenneth A. Czaja, CFO of BriteSmile, Inc., +1-925-941-6260/
           /Web site:  http://www.britesmile.com /